UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

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THE MARYGOLD COMPANIES, INC.
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(4) Date Filed: October 18, 2022

THE MARYGOLD COMPANIES, INC.

120 Calle Iglesia, Unit B

San Clemente, CA 92672

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

NOTICE OF ANNUAL MEETING

To the Stockholders of THE MARYGOLD COMPANIES, INC.

You are cordially invited to attend the Annual Meeting of Stockholders of The Marygold Companies, Inc. (the “Company”) on Friday, November 11, 2022, at 1:00 p.m., Mountain Time Zone, at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112 (the “Annual Meeting”) in order to:

1.	elect each of the director nominees named herein to the Company’s board of directors (the “Board”) to serve a one-year term.

The Board has fixed the close of business on October 13, 2022, as the record date (the “Record Date”) for determining stockholders entitled to notice and to vote at the Annual Meeting, and any postponements or adjournments thereof. Holders of our common stock and preferred stock as of the Record Date who are present in person or by valid proxy will be entitled to vote at the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is being mailed to our stockholders, beginning on October 18, 2022, for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with any matters to be discussed at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

If you plan to attend the meeting, please RSVP by October 31, 2022 to The Marygold Companies, Inc. at 949.429.5370 or by email to info@themarygoldcompanies.com

Date: October 18, 2022	By Order of the Board of Directors,

	By:	/s/ Nicholas Gerber
Nicholas Gerber
President, Chief Executive Officer and Chairman of the Board of Directors

THE MARYGOLD COMPANIES, INC.

120 Calle Iglesia, Unit B

San Clemente, CA 92672

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are furnishing this Information Statement to stockholders of THE MARYGOLD COMPANIES, INC. (“We” or “Marygold” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting on Friday, November 11, 2022, at 1:00 p.m., Mountain Time Zone at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Information Statement (including the Notice of Annual Meeting of Stockholders) (collectively, the “Meeting Materials”), is first being made available to stockholders beginning on or about October 18, 2022.

Holders of record of our common stock and our Preferred Stock at the close of business on October 13, 2022 (the “Record Date”) will be entitled to notice of the Annual Meeting. On the Record Date, we had 39,383,459 outstanding shares of common stock, par value $0.001 per share, of The Marygold Companies, Inc. (the “Company” and such common stock, the “Common Stock”), and 49,360 Series B Convertible, Voting, Preferred Stock, par value $0.001 per share, each entitled to 20 votes, of the Company (“Preferred Stock” and together with the Company Common Stock, the “Voting Stock”). A quorum of stockholders must be present for any business to be conducted at the Annual Meeting.

Purpose of the Meeting

At the Annual Meeting, our stockholders will be asked to vote on the below:

1.	elect each of the director nominees named herein to the Company’s board of directors (the “Board”) to serve a one-year term.

Vote Required

As set forth in Section 3.1(a) of our Bylaws, directors will be elected by a majority of the voting power of the shares of stock entitled to vote thereon in person or by proxy at an annual meeting of the stockholders with a quorum present.

Nicholas and Melinda Gerber Living Trust (the “Gerber Trust”) own 18,250,015 shares of Voting Stock. Nicholas and Melinda Gerber serve as trustees of the Gerber Trust. The Schoenberger Family Trust (the “Schoenberger Trust”) own 4,697,993 shares of Voting Stock. Scott Schoenberger serves as trustee of the Schoenberger Trust. Upon acquiring their shares of Voting Stock, Messrs. Gerber and Schoenberger have voted all shares of Voting Stock concurringly on matters submitted to the Company’s stockholders. Pursuant to a voting agreement, (the “Voting Agreement”), the Gerber Trust and Schoenberger Trust will continue to vote all shares of Voting Stock owned by them to elect each of Messrs. Gerber and Schoenberger to the Board along with other designees mutually agreed upon. By virtue of the Voting Agreement, Messrs. Gerber and Schoenberger will represent 22,948,008, or 56.84% of the Voting Stock when voting on director nominees.

Stockholders who own in excess of 50% of the Company’s outstanding Voting Stock have advised us that they intend to vote for the election of Directors. As a result, each of the director nominees will be elected to serve a one-year term as described in this information statement at the Annual Meeting.

No Dissenters Rights

Under the Nevada Revised Statutes, no dissenters’ rights are applicable since stockholders are not being asked to vote on any proposals at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Bylaws, each member of our Board of Directors serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board has eight members, four of whom are “independent directors” as such term is defined in Section 803 of the NYSE American Company Guide. The NYSE American definition of “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The term of office of all directors will expire at this year’s Annual Meeting. On the nomination and recommendation of our Nominating and Corporate Governance Committee to our Board, Nicholas Gerber, David W. Neibert, Scott Schoenberger, Matt Gonzalez, Derek Mullins, Kathryn D. Rooney, Erin Grogan, and Joya Delgado Harris will stand for reelection as directors at the Annual Meeting. Each of the individual directors have consented to serve as director upon his or her election and re-election.

Stockholders who own in excess of 50% of the Company’s outstanding Voting Stock have advised us that they intend to vote for the election of Directors. As a result, each of the director nominees will be elected to serve a one-year term, or until his or her respective successor is duly elected and qualifies. If any nominee should become unable to serve or, for good cause, will not serve as a director, a substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

The following nominees for election as directors to serve until the next annual meeting of stockholders in 2023 and until their successors are duly elected and qualifies:

Name	Age	Principal Occupation	Director Since
Interested Director Nominees:
Nicholas D. Gerber	60	President, CEO and Chairman of The Marygold Companies, Inc.	2015
Scott Schoenberger	56	Owner and CEO of KAS Engineering	2015
David W. Neibert	67	Chief Operations Officer and Secretary of The Marygold Companies, Inc.	2002
Kathryn D. Rooney	50	Chief Marketing Officer of United States Commodities Funds, LLC	2017
Independent Director Nominees:
Matt Gonzalez	57	Chief Attorney at the San Francisco Public Defender’s Office, Partner in Gonzalez & Kim	2013
Erin Grogan	48	Independent Consultant for Alpine Investors	2017
Joya Delgado Harris	49	Executive Director, Gold Standard with the CEO Roundtable on Cancer	2017
Derek Mullins	48	Co-Founder and Managing Partner of PINE Advisor Solutions	2017

Biographical information regarding our Board is set forth below. We have divided the directors into two groups —independent directors and interested directors. As previously disclosed, we are a “controlled company” as defined in section 801(a) of the NYSE American Company Guide, and are therefore presently exempt from any requirements regarding independent director composition, relative to our board, compensation committee and nominating and governance committee. Notwithstanding, and pursuant to NYSE guidelines, our audit committee is and will be comprised of independent directors.

On September 24, 2022, Kelly J. Anderson tendered her immediately-effective resignation as a director of the Company’s Board of Directors.

Biographical Information

Interested Directors

Nicholas D. Gerber: Mr. Gerber has been a director and the controlling shareholder of the Company since 2015 and has served as its Chief Executive Officer, President, and Chairman of the Board of Directors of The Marygold Companies, since 2015.

Additional Qualifications:

Mr. Gerber brings to the Board experience and leadership of 22 years as Chairman and Chief Executive Officer of companies he’s founded since 1995. Mr. Gerber has been Chairman and Chief Executive Officer of the Company since January 2015.

Scott Schoenberger: Mr. Schoenberger has been a director and the controlling shareholder of the Company since 2015 and has served as its directors, since 2015.

Additional Qualifications:

Mr. Schoenberger is the owner and Chief Executive Officer of KAS Engineering, a second-generation plastic injection molding firm based in multiple southern CA locations. He also is the owner and Chief Executive Officer of Nica Products, another manufacturing company based in Orange County, CA. Mr. Schoenberger has over 30 years of business experience in manufacturing and technology.

David W. Neibert: Mr. Neibert has been a director of the Company since June 2002 and has served as its Chief Financial Officer from 2015 to 2017 as well as Chief Operations Officer since 2017.

Additional Qualifications:

Mr. Neibert brings over three decades of combined business experience in mergers and acquisitions, executive experience for publicly traded companies as well as board membership.

Kathryn D. Rooney: Ms. Rooney was elected a director of the Company in January 2017.

Additional Qualifications:

Ms. Rooney brings to the Board her experience as Chief Marketing Officer of the Company’s subsidiary USCF Investments which is a senior executive position. Ms. Rooney has over 20 years of experience in marketing and investor relations.

Independent Directors

Matt Gonzalez: Mr. Gonzalez has served as a director since 2013.

Additional Qualifications:

Mr. Gonzalez is an accomplished attorney with over 30 years of experience handling both civil and criminal matters in both state and federal courts. He is the Chief Attorney for the City and County of San Francisco Public Defender’s Office where he oversees an office of over 100 trial lawyers. Mr. Gonzalez was an elected public official as a member of the San Francisco Board of Supervisors from 2001-2005, and served as the president of the body from 2003-2005. He brings his experience and expertise in legal issues and business enterprise experience as a co-owner of Flywheel Taxi (formerly DeSoto Taxi) in San Francisco.

Erin Grogan: Ms. Grogan has served as a director since 2017.

Additional Qualifications:

Ms. Grogan has over 20 years of experience in management and finance and currently serves as Chief Financial Officer of the Association for California School Administrators. Ms. Grogan’s past experiences includes senior executive and management positions of a charitable company which was acquired by GoFundMe, the University of San Francisco School of Management as well as other positions in the public and private financial company sector.

Joya Delgado Harris: Ms. Harris has served as a director since 2017.

Additional Qualifications:

Ms. Harris brings over 20 years of executive director and management experience to the Board. She is the Executive Director at Gold Standard with the CEO Roundtable on Cancer. Ms. Harris was previously the Director of Research Integration for the American Cancer Society. She has extensive leadership experience in nonprofit management, program development, implementation, and evaluation; resource development, community outreach, and developing business partnerships.

Derek Mullins: Mr. Mullins has served as a director since 2017.

Additional Qualifications:

Mr. Mullins brings over 25 years financial expertise to the Board as a co-founder, managing partner and owner of an investment fund. Mr. Mullins has an extensive background in finance and his experience as an executive officer of public companies.

Compensation of Directors

The following table sets forth the compensation that we paid during the year ended June 30, 2022 to our directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David W. Neibert	—	—	—	—	—	—	—	—
Nicholas Gerber	—	—	—	—	—	—	—	—
Scott Schoenberger	—	—	—	—	—	—	—	—
Kathryn D. Rooney	—	—	—	—	—	—	—	—
Kelly J. Anderson*	11,000	—	—	—	—	—	—	10,500
Matt Gonzalez	11,000	—	—	—	—	—	—	11,000
Erin Grogan	11,000	—	—	—	—	—	—	11,000
Joya Delgado Harris	11,000	—	—	—	—	—	—	11,500
Derek Mullins	11,000	—	—	—	—	—	—	11,500

* On September 24, 2022, Kelly J. Anderson tendered her immediately-effective resignation as a director of the Company’s Board of Directors.

Only our independent directors received compensation for their services as directors during the year ended June 30, 2022. Independent directors receive an annual retainer, paid quarterly, plus reimbursement for approved Board meeting travel and related out-of-pocket expenses. In addition, the Company is responsible for paying directors’ and officers’ liability insurance. This expense for the year ended June 30, 2022 was $253,113.

Executive Officers

Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers or significant employees in the following capacities:

Name	Age	Office
Nicholas D. Gerber	60	President and Chief Executive Officer
Stuart Crumbaugh	59	Chief Financial Officer
David Neibert	67	Chief Operations Officer

For information on Mr. Gerber, see his biographical information under “Election of Directors” above.

Stuart P. Crumbaugh: Stuart Crumbaugh has served as the Chief Financial Officer of The Marygold Companies, Inc. (“The Marygold Companies”), the parent of USCF Investments, Inc. (“USCF”) since December 2017.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers for the fiscal year ended June 30, 2021. Unless otherwise specified, the term of each executive officer is that as set forth under that section entitled, “Directors, Executive Officers, Promoters and Control Persons -- Term of Office”.

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David W. Neibert	2021	256,000	50,000	Nil	Nil	Nil	Nil	Nil	306,000
Chief Operations Officer(1)	2022	285,345	25,000	Nil	Nil	Nil	Nil	Nil	310,345
Nicholas D. Gerber(2)	2021	400,000	Nil	Nil	Nil	Nil	Nil	Nil	400,000
Chief Executive Officer	2022	400,000	Nil	Nil	Nil	Nil	Nil	Nil	400,000

Stuart P. Crumbaugh (3)	2021	294,580	91,885	Nil	Nil	Nil	Nil	Nil	386,465
Chief Financial Officer	2022	335,212	118,173	Nil	Nil	Nil	Nil	Nil	453,385
Carolyn Yu (4)	—	—	—	Nil	Nil	Nil	Nil	Nil	—
Chief Legal Officer	2022	351,950	81,900	Nil	Nil	Nil	Nil	Nil	433,850

(1) Mr. Neibert’s salary was increased to $425,000 per year in April 2022.

(2) USCF pays Mr. Gerber a salary of $400,000.

(3) Mr. Crumbaugh salary was increased to $425,000 in April 2022.

(4) Ms. Yu became the CLO and her salary was increased to $425,000 in April 2022.

There were no unexercised stock options, stock that has not vested, or equity incentive plan awards for any named officer outstanding at the end of the last fiscal year.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended June 30, 2022, our Board met at least once per quarter with additional special meetings conducted telephonically to address issues arising from acquisition transactions and other non-routine events. On August 24, 2021, the Board voted to form three committees, the Audit, Compensation and Nominating and Corporate Governance Committees. A charter was adopted for each committee. During fiscal year ended June 30, 2022, each director then serving on the Board attended at least 3 of 5 meetings of the Board, either in person or telephonically. Each committee met at least once during the fiscal year ended June 30, 2022.

It is anticipated that most of the current members of the Board will attend the Company’s 2022 Annual Meeting of Stockholders. The Company does not have a formal policy with respect to directors’ attendance at the Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

Under the Company’s Bylaws, the Board elects the Company’s Chairperson and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by Mr. Gerber. The Board believes that the Company and its stockholders are best served by having a policy that provides the Board the ability to select the most qualified and appropriate individual to lead the Board as Chairperson. The Board also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board believes that having Mr. Gerber serve as both Chairman and CEO provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board is responsible for the oversight of risk management. The Board is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board will discuss significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

Controlled Company Exemption

Pursuant to the Voting Agreement, Messrs. Gerber and Schoenberger, through their respective trusts, will represent 22,948,008, or 56.84% of the Voting Stock with respect to matters that may have a material impact on Company strategy and shareholder rights.

Because more than 50% of the combined voting power of all of our outstanding common stock is beneficially owned by Messrs. Gerber and Schoenberger, we are a “controlled company” as defined in section 801(a) of the NYSE American Company Guide. As such, we are exempt from certain NYSE American rules requiring our Board of Directors to have a majority of independent members, a compensation committee composed entirely of independent directors and a nominating and governance committee composed entirely of independent directors.

Independent Directors

The Board has adopted the standard of independence set forth in the NYSE American Company Guide in order to determine whether members of the Board are “independent”. Upon consideration of the criteria and requirements regarding director independence set forth in Section 803 of the NYSE American Company Guide, the Board has determined that the following four directors, Matt Gonzalez, Erin Grogan, Joya Delgado Harris and Derek Mullins, meet the NYSE American’s independence standards, including the criteria for independence set forth in Rule 10A-3(b)(1) of the Exchange Act.

Due to our qualification as a “controlled company” under the NYSE American Company Guide. the Board is not subject to NYSE requirements regarding the amount or composition of “independent” directors of its Board or in respect of its compensation committee or nominating and corporate governance committee.

Committees (2023)

Audit Committee: Derek Mullins, Chair, Erin Grogan, Member

Compensation Committee: Matt Gonzalez, Chair, Joya Delgado Harris, Member

Nominating and Corporate Governance Committee: Joya Delgado Harris, Chair, Erin Grogan, Member

Under the Company’s Amended and Restated Bylaws, Stockholders may recommend any person to be a director of the Company by writing to the Company’s Secretary not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the previous year’s annual stockholders’ meeting. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the Commission’s rules in a proxy statement listing the candidate as a nominee for director. The Amended and Restated Bylaws revised and updated the Company’s previous procedures for stockholder submission of director nominations by adding the requirement for advance notice.

In conducting a search for director candidates, the Nominating and Corporate Governance Committee along with the Board may use its network of contacts to compile a list of potential candidates, but it may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee generally reviews all recommended candidates at the same time and subjects all candidates to appropriate review criteria. Members of the Board should be qualified, dedicated, and ethical and have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Board evaluates candidates upon a recommendation from the Nominating and Corporate Governance Committee in the context of the current composition of the Board. As part of this assessment, Board considers diversity of age, skills and such other factors as it deems appropriate, given the current needs of the Board and its committees.

Stockholder Communications with the Board

Stockholders may communicate with the Board by written correspondence. Correspondence from the Company’s stockholders to the Board or any individual directors or officers should be sent to the Company’s Secretary. The Secretary will screen all communications for product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding the correspondence to the Board. Correspondence addressed to either the Board as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Board or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board.

All correspondence should be sent to The Marygold Companies, Inc., 120 Calle Iglesia, Unit B, San Clemente, CA 92672, Attention: Mr. David W. Neibert, Chief Operations Officer and Secretary.

Code of Business Conduct and Ethics

The Board has adopted a code of ethics (the “Code”) designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Commission and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The Code applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the Code to any person without charge, upon request to Mr. David W. Neibert, Chief Operations Officer and Secretary by calling 949.429.5370 or by writing to The Marygold Companies, Inc., 120 Calle Iglesia, Unit B, San Clemente, CA 92672, Attention: Mr. David W. Neibert, Chief Operations Officer and Secretary.

The Company intends to disclose any amendments to or waivers of its Code as it applies to directors or executive officers by filing them on Form 8-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following aggregate fees by BPM LLP were billed to the Company for work attributable to audit, tax and other services in each of the fiscal years ended June 30, 2022 and 2021.

Audit Fees. Our principal independent accountant billed us, for each of the last two fiscal years, the following aggregate fees for its professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q reports or other services normally provided in connection with statutory and regulatory filings or engagements for those two fiscal years:

Fiscal Year ended June 30, 2022	$309,802
Fiscal Year ended June 30, 2021	$369,580

Audit-Related Fees. Our principal independent accountant, and those secondary accountants performing audit reviews of our subsidiaries on our behalf, billed us, for each of the last two fiscal years, the following aggregate fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not reported above under “Audit Fees”:

Fiscal Year ended June 30, 2022	$	nil
Fiscal Year ended June 30, 2021	$	nil

Tax Fees. Our principal independent accountant billed us, for each of the last two fiscal years, the following aggregate fees for professional services rendered for tax compliance, tax advice and tax planning:

Fiscal Year ended June 30, 2022	$171,753
Fiscal Year ended June 30, 2021	$125,683

All Other Fees. Our principal independent accountant billed us, for each of the last two fiscal years, the following aggregate fees for products and services provided by it, other than the services reported in the above three categories:

Fiscal Year ended June 30, 2022		$213,918
Fiscal Year ended June 30, 2021	$	nil

Pre-Approval of Audit and Non-Audit Services.  The Audit Committee Charter requires that it pre-approve all audit, review and attest services and non-audit services before such services are engaged.

REPORT OF THE AUDIT COMMITTEE OF THE MARYGOLD COMPANIES, INC.

September 26, 2022

To the Board of Directors of The Marygold Companies, Inc. (the “Company”),

The audit committee of the Board of Directors (the “Audit Committee”) has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries as set forth in Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 with management of the Company and BPM LLP, independent public accountants for the Company.

We reviewed and discussed the consolidated financial statements of the Company and its subsidiaries to be set forth in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 with management of the Company and BPM LLP, independent public accountants for the Company.

We also discussed with BPM LLP the matters required by the Public Company Accounting Oversight Board (“PCAOB”) to be discussed, as adopted in Auditing Standard No. 16 (Communications with Audit Committees). We have received the written disclosures and the letter from BPM LLP required by the applicable PCAOB requirements for independent accountant communications with audit committees with respect to auditor independence and have discussed with BPM LLP its independence from the Company.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Company’s independent public accountants with respect to such financial statements.

Based on the review and discussions with management of the Company and BPM LLP referred to above, we recommend to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the year fiscal ended June 30, 2022 in the Company’s Annual Report on Form 10-K. Submitted by the members of the Audit Committee of the Board of Directors.

Erin Grogan
Derek Mullins

On September 24, 2022, Kelly J. Anderson, a former member of the Company’s audit committee resigned from the Board of Directors, with immediate effect.

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 13, 2022, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Company’s common stock by (1) each director of the Company, (2) the named Executive Officers of the Company, (3) each person or group of persons known by the Company to be the beneficial owner of greater than 5% of the Company’s outstanding common stock, and (4) all directors and officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock subject to options or warrants (or other rights, if any) that are currently exercisable or exercisable within 60 days of October 13, 2022, are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 39,383,459 shares of common stock, assuming the conversion of all outstanding shares of Preferred Stock, outstanding as of October 13, 2022.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o The Marygold Companies, Inc. 120 Calle Iglesia, Unit B, San Clemente, CA 92672.

Name and Address of Beneficial Owner	Amount Owned		Percent of Class (7)
Gonzalez & Kim 120 Calle Iglesia, San Clemente CA 92672	233,400	(1)	0.58%
Nicholas D. Gerber 120 Calle Iglesia, San Clemente CA 92672	18,250,015	(2)	45.21%
David W. Neibert 120 Calle Iglesia, San Clemente CA 92672	44,448	(3)	0.11%
Scott Schoenberger 120 Calle Iglesia, San Clemente CA 92672	4,697,993	(4)	11.64%
Kathryn D. Rooney 120 Calle Iglesia, San Clemente CA 92672	2,000	(5)	*
Derek Mullins 120 Calle Iglesia, San Clemente CA 92672	—		0.00%
Erin Grogan 120 Calle Iglesia, San Clemente CA 92672	—		0.00%
Joya Harris 120 Calle Iglesia, San Clemente CA 92672	—		0.00%
Stuart P. Crumbaugh 120 Calle Iglesia, San Clemente CA 92672	—		0.00%
Carolyn M. Yu 120 Calle Iglesia, San Clemente CA 92672	7,000	(6)	*
Officers and Directors as a Group	23,234,856	(7)	57.55%
Sheila Gerber	3,183,929		7.89%
Gerber Family Trust	5,623,543		13.93%

*Less than 1%.

(1)	Mr. Gonzalez is a member of the Board of the Company. Mr. Gonzalez and Mr. Hansu Kim are 50% partners and share voting and dispositive power in Gonzalez & Kim, a California general partnership, which holds 11,670 shares of Series B Preferred Stock (which after giving effect to their conversion would total 233,400 shares of Common Stock) constituting 0.58% of the outstanding shares of Common Stock which percentage is based on 40,370,659 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

(2)	Mr. Gerber is the President and Chief Executive Officer of the Company and Chairman of the Board. Mr. Gerber’s shares are held by the Nicholas and Melinda Gerber Living Trust (the “Gerber Trust”) and Melinda and Nicholas Gerber serve as trustees of the Gerber Trust, which owns a total 18,250,015 shares, representing 45.21% of the outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock). As such, the Gerber Trust and Mr. Gerber share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(3)	Mr. Neibert is the Chief Operations Officer of the Company and a member of the Board. Mr. Neibert owns an aggregate 44,448 shares. Mr. Neibert’s total beneficial ownership constitutes 0.11% of the outstanding shares of Common Stock which percentage is based on 40,370,659 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

(4)	Mr. Schoenberger is a member of the Board of the Company. Mr. Schoenberger’s shares are held by the Schoenberger Family Trust (the “Schoenberger Trust”) and Mr. Schoenberger serves as sole trustee of the Schoenberger Trust, which holds 36,058 shares of Series B Preferred Stock and 3,976,833 shares of Common Stock, and total 4,697,993 shares, representing 11.64% of the outstanding shares of Common Stock which percentage is based on 40,370,659 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock). As such, the Schoenberger Trust and Mr. Schoenberger share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(5)	Ms. Rooney is a member of the Board of the Company. Ms. Rooney directly owns an aggregate 2,000 shares which is less than 1% of the outstanding shares of Common Stock which percentage is based on 40,370,659 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

(6)	Ms. Yu is the Chief Legal Officer of the Company. Ms. Yu’s shares are held by her indirectly through her husband. As such, Ms. Yu and her husband share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(7)	The percentage of class is calculated pursuant to Rule 13d-3(d) of the Exchange Act which percentages are calculated on the basis of the amount of outstanding securities, plus securities deemed outstanding pursuant to Rule 13d-3(d)(1). The percentage of common stock outstanding is as of September 27, 2022, and based upon 39,383,459 shares of common outstanding and 49,360 shares of Series B Preferred Stock, giving effect to the conversion of all Series B Preferred Stock at a ratio of 20:1, for a total issued and outstanding amount of 40,370,659 shares.

Upon acquiring their shares of Voting Stock, Messrs. Gerber and Schoenberger have voted all shares of Voting Stock concurringly on matters submitted to the Company’s stockholders. Pursuant to the “Voting Agreement, the Gerber Trust and Schoenberger Trust will continue to vote all shares of Voting Stock owned by them to elect each of Messrs. Gerber and Schoenberger to the Board along with other designees mutually agreed upon. By virtue of the Voting Agreement, Messrs. Gerber and Schoenberger will represent 22,948,008, or 56.84% of the Voting Stock when voting on director nominees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During our last fiscal year, we did not enter into any transactions with related persons, promoters or certain control persons as covered by Item 404 of Regulation S-K. However, in connection with that certain Securities Purchase Agreement with Nicholas Gerber and Scott Schoenberger, certain now current executive officers and directors may have formed a “group” under Section 13(d)(3) of the Act which may result in related party transactions in the future. These affiliations are disclosed herein.

On January 26, 2015, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors, Nicholas Gerber and Scott Schoenberger, (the “Purchasers”) pursuant to which we agreed to sell and the Purchasers agreed to purchase approximately 13,333,333 shares of common stock and approximately 108,172 shares of Series B preferred stock of the Company (adjusted for the effect of the 1:10 reverse stock split in December 2015 and the 1:30 reverse stock split in December 2017) in exchange for $3,000,000 USD. Pursuant to the terms of the Securities Purchase Agreement, Purchasers acquired a controlling interest in the Company pursuant to the issuance of the above shares which constituted approximately 70.0% of the voting control of the Company. Following the closing of the Securities Purchase Agreement, Mr. Gerber and Schoenberger became officers and directors of the Company.

On April 8, 2016 and May 25, 2016, the Company entered into convertible promissory note agreements (the “Promissory Notes”) with the Gerber Irrevocable Family Trust, an affiliate of our shareholder and CEO, that resulted in the funding of $350,000 and with the Schoenberger Family Trust, an affiliate of our shareholder and director, that resulted in the funding of $250,000, respectively. The Promissory Notes bear interest at four percent (4%) per annum and increases to nineteen percent (19%) in the event of default by the Company. The Company and the noteholder negotiated the interest rate at arm’s length relying upon the available market rate for long-term deposits at financial institutions as well as the current rate of return realized by the noteholder for cash deposits currently held. Larger deposits traditionally fall into a “Jumbo” rate category with marginally higher returns. Interest ranged from annual percentage rates of 0.01% at the lowest to 1.75% at the highest. Recognizing the unsecured nature of the promissory note, and the historical record of continued operating losses by the Company, a rate of 4% annual interest was agreed upon in light of the heightened default risk over traditional investment instruments. There was no beneficial conversion feature identified as of the date of issuance of the Promissory Notes. Both notes were repaid in full on their respective maturity dates, together with accrued interest totaling $84,000 and $60,000 to the Gerber Irrevocable Family Trust and the Schoenberger Family Trust, respectively.

On September 19, 2016, the Company entered into a conditional Stock Purchase Agreement (the “Agreement”), dated September 19, 2016, with Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”) and certain shareholders of Wainwright (the “Sellers”), pursuant to which the Sellers conditionally agreed to sell, and the Company conditionally agreed to purchase, the total issued and outstanding common stock of Wainwright (the “Wainwright Shares”).

In connection with the acquisition of Wainwright on December 9, 2016, the Promissory Notes were subsequently amended to remove the conversion feature. Additionally, as a result of the transaction completed on December 9, 2016, current shareholders of Wainwright became shareholders of the Company. Prior to the transaction, Mr. Gerber, along with certain family members and certain other Wainwright shareholders, owned the majority of the common stock in the Company as well as Wainwright. Following the closing of this transaction, he and those shareholders continue to own the majority of the Company voting shares. Mr. Gerber and Mr. Schoenberger (and the through the control of their respective trusts which hold stock in the Company) entered into a Voting Agreement reflective of a similar Voting Agreement in place for Wainwright wherein they have agreed to vote in concert with regard to all matters that come before the shareholders or the board of directors for a vote. This Voting Agreement establishes them as a control group.

Any future transactions by and among the parties mentioned above may qualify as related party transactions and will be disclosed accordingly.

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Board of Directors and based upon a determination that these transactions are on terms no less favorable to us than those which could be obtained by unaffiliated third parties. This policy could be terminated in the future. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which approves such a transaction.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

MEETING MATERIALS

The expenses of distributing the Notice and of making the Meeting Materials available to the stockholders will be borne by the Company, including expenses in connection with the preparation of the Notice. As noted above, the Company is not soliciting proxies for the Annual Meeting of Stockholders as no proposals are being presented for stockholder vote.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

OTHER MATTERS

As of the date of this Information Statement, management does not know of any matters that will come before the Annual Meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, information statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act. You may read and copy the reports, information statements and other information filed by us over the internet at http://www.sec.gov, the internet website of the SEC. All inquiries regarding our Company should be addressed to The Marygold Companies, Inc., attn: David Neibert, Secretary, 120 Calle Iglesia, Unit B, San Clemente, CA 92672.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at The Marygold Companies, Inc., attn: Mr. David W. Neibert, 120 Calle Iglesia, Unit B, San Clemente, CA 92672.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

STOCKHOLDER PROPOSALS

Stockholder proposals to be presented at the 2023 annual meeting of stockholders must be delivered to, or mailed and received at, the principal executive offices of the Company not less than one-hundred and twenty (120) days before the one-year anniversary of the date on which the information statement was released for the prior year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act. For the Company’s 2023 annual meeting of stockholders, the Company must receive such proposals and nominations no later than June 20, 2023. If the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which the date of the 2023 annual meeting of stockholders is first publicly announced or disclosed. Proposals must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Pursuant to the Company’s bylaws, for a director nomination or other business to be considered for the next annual meeting of stockholders, notice must be received in writing and delivered to the Corporate Secretary of the Company at the Company’s principal executive office, not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or by September 27, 2023, but not before August 27, 2023.

Notices of intention to present proposals at the annual meeting of stockholders should be addressed to David Neibert, The Marygold Companies, Inc., 120 Calle Iglesia, Unit B, San Clemente, CA 92672.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Dated: October 18, 2022

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

By:	/s/ Nicholas Gerber
Nicholas Gerber
President, Chief Executive Officer and Chairman of the Board of Directors